UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) April 30, 2004


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                             MSW Energy Holdings LLC
                        (Exact name of each registrant as
                            specified in its charter)



         Delaware                  0001261679                 14-1873119
     (State or other         Commission File Number        (I.R.S. Employer
     jurisdiction of                                    Identification Number)
     incorporation or
      organization)



                        c/o American Ref-Fuel Company LLC
                             155 Chestnut Ridge Road
                           Montvale , New Jersey 07645
                    (Address of Principal Executive Offices)



Registrant's telephone number, including area code: 800-727-3835



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Item 1.  Changes in Control of Registrant.

   On April 30, 2004, MSW Acquisition LLC, which is owned by ten investment funds indirectly controlled by Credit Suisse First Boston Private Equity, Inc. ("CSB Private Equity"), acquired an additional 10% of the membership interests in MSW Energy Holdings LLC ("MSW Energy Holdings") from Highstar Renewable Fuels LLC ("Highstar"). The source of consideration was capital contributions from limited partners of the ten investment funds. The amount of consideration was $15,780,000. Prior to this transaction, there was no controlling person of MSW Energy Holdings, which was owned 50% by MSW Acquisition and 50% by Highstar, an indirect subsidiary of American International Group, Inc. ("AIG").

   On April 30, 2004, Highstar sold to MSW Acquisition LLC 10% and to United American Energy Holdings Corp. ("UAE Holdings") 0.01% of the outstanding membership interests in MSW Energy Holdings pursuant to a membership interests purchase agreement dated as of January 26, 2004. On April 29, 2004, Highstar transferred 39.89% of the outstanding membership interests in MSW Energy Holdings to Highstar Renewable Fuels I LLC ("Highstar I"), an entity owned by Highstar and AIG Highstar Capital, L.P., an investment fund managed by affiliates of Highstar. As a result of these transactions, MSW Acquisition LLC owns 60%, Highstar and Highstar I collectively own 39.99% and UAE Holdings owns 0.01% of the outstanding membership interests in MSW Energy Holdings. UAE Holdings will be the managing member of MSW Energy Holdings.

   Concurrently on April 30, 2004, affiliates of CSFB Private Equity sold to Highstar Renewable Fuels II LLC ("Highstar II"), a wholly-owned subsidiary of Highstar (together with Highstar I and Highstar II, the "Highstar Entities"), 40% of the outstanding shares of common stock of UAE Holdings and 40% of the principal amount of certain promissory notes issued by UAE Holdings pursuant to a securities purchase agreement dated January 26, 2004. As a result of this transaction, the CSFB Private Equity affiliates collectively own 60% and Highstar II owns 40% of the outstanding shares of common stock of UAE Holdings.

   The parties entered into a stockholders' agreement and members' agreement that provide for the governance of UAE Holdings, MSW Energy Holdings and their subsidiaries.

   Pursuant to the stockholders' agreement, the affiliates of CSFB Private Equity, on the one hand, and the Highstar Entities, on the other hand, will have representation on the boards of directors of UAE Holdings and its subsidiaries that will be generally proportionate to their ownership in UAE Holdings. Although affiliates of CSFB Private Equity will initially have the ability to appoint a majority of the members of the boards of directors of these entities, the terms of the stockholders' agreement provide that none of UAE Holdings, MSW Energy Holdings (through UAE Holdings as its managing member) or in many cases their subsidiaries will be able to take certain significant actions without the consent of the affiliates of CSFB Private Equity and Highstar II, so long as they continue to own a minimum percentage of the common stock of UAE Holdings. The stock holders' agreement and members' agreement also provide for transfer restrictions, a right of first offer, tag-along rights, drag-along rights and participation rights with respect to UAE Holdings and MSW Energy Holdings, respectively. The parties also entered into a registration rights agreement with respect to the common stock of UAE Holdings.

   In connection with the transactions in the membership interests purchase agreement, the members of MSW Energy Holdings adopted the Second Amended and Restated Limited Liability Company Agreement which provides that UAE Holdings is the Managing Member. The agreement also provides that, solely for purposes of
(i) taking any action that requires the approval of the Board of Directors of MSW Energy Holdings pursuant to the terms of, and as defined in, the indenture for MSW Energy Holdings' 8-1/2% Senior Secured Notes due 2010, or pursuant to any other the note document and (ii) the definition of Continuing Directors (as defined in such indenture), the Board of Directors of the Managing Member is deemed to constitute the Board of Directors of MSW Energy Holdings.

Items 2 through 12.  Not Applicable.

                                   SIGNATURES

   Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, MSW Energy Holdings LLC has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 MSW ENERGY HOLDINGS LLC

                             By: /s/ John T. Miller
                                 -----------------------------------------------
                                 John T. Miller
                                 Chief Executive Officer

                           Date: May  10, 2004
                                 -----------------------------------------------